Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENT OF OPERATIONS DATA BY SEGMENT

Three months ended December 31, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,125	$1,090	$398	$323	$20	$134	$(126)	$2,964
Cost of sales and other expenses	(706)	(757)	(312)	(164)	(19)	(136)	104	(1,990)
Depreciation and amortization	(171)	(131)	(14)	(42)	(10)	(11)	(5)	(384)
Equity earnings (losses), before income tax	—	—	—	—	4	(1)	—	3
Other income (expense), net	17	8	6	(86)	1	1	6	(47)
Income (loss) before interest and tax(1)	265	210	78	31	(4)	(13)	(21)	546
Net interest (expense) income(2)	(52)	(25)	3	(13)	(1)	3	(61)	(146)
Income tax (expense) benefit(3)	(83)	(57)	(23)	51	201	136	(1,123)	(898)
Equity earnings, net of income tax	—	—	2	45	—	—	—	47
Losses (earnings) attributable to noncontrolling interests	1	—	(8)	(50)	7	—	—	(50)
Earnings (losses)	$131	$128	$52	$64	$203	$126	$(1,205)	$(501)

Three months ended December 31, 2016
(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,061	$1,135	$386	$244	$9	$124	$(89)	$2,870
Cost of sales and other expenses	(632)	(779)	(318)	(124)	(16)	(127)	58	(1,938)
Depreciation and amortization	(168)	(121)	(8)	(30)	(2)	(10)	(3)	(342)
Adjustment to impairment losses	—	1	—	—	—	—	—	1
(Loss) gain on sale of assets	—	—	(1)	—	4	—	—	3
Equity earnings (losses), before income tax	—	—	—	—	4	(2)	—	2
Other income (expense), net	12	8	11	6	1	1	(5)	34
Income (loss) before interest and tax(1)	273	244	70	96	—	(14)	(39)	630
Net interest (expense) income(2)	(50)	(25)	(3)	1	(1)	9	(56)	(125)
Income tax (expense) benefit	(76)	(68)	(34)	(18)	9	3	79	(105)
Equity earnings, net of income tax	—	—	—	9	—	—	—	9
Losses (earnings) attributable to noncontrolling interests	4	—	(4)	(32)	4	(1)	(1)	(30)
Earnings (losses)	$151	$151	$29	$56	$12	$(3)	$(17)	$379

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Includes interest income, interest expense and preferred dividends of subsidiary.

(3)
Includes $(870) from (unfavorable) favorable impacts from the Tax Cuts and Jobs Act of 2017, as follows, in millions: SDG&E $(28), SoCalGas $(2), Sempra Renewables $192, Sempra LNG & Midstream $133 and Parent and Other $(1,165).

SEMPRA ENERGY
Table F (Unaudited)

STATEMENT OF OPERATIONS DATA BY SEGMENT

Year ended December 31, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,476	$3,785	$1,567	$1,196	$94	$540	$(451)	$11,207
Cost of sales and other expenses	(2,742)	(2,648)	(1,228)	(568)	(76)	(489)	367	(7,384)
Depreciation and amortization	(670)	(515)	(54)	(156)	(38)	(42)	(15)	(1,490)
Write-off and impairment losses	(351)	—	—	(72)	—	—	—	(423)
Equity earnings, before income tax	—	—	—	—	29	5	—	34
Other income, net	66	36	14	105	2	3	28	254
Income (loss) before interest and tax(1)	779	658	299	505	11	17	(71)	2,198
Net interest (expense) income(2)	(203)	(102)	(10)	(74)	(8)	17	(234)	(614)
Income tax (expense) benefit(3)	(155)	(160)	(80)	(227)	226	119	(999)	(1,276)
Equity earnings, net of income tax	—	—	4	38	—	—	—	42
(Earnings) losses attributable to noncontrolling interests	(14)	—	(27)	(73)	23	(3)	—	(94)
Earnings (losses)	$407	$396	$186	$169	$252	$150	$(1,304)	$256

Year ended December 31, 2016
(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$4,253	$3,471	$1,556	$725	$34	$508	$(364)	$10,183
Cost of sales and other expenses	(2,617)	(2,416)	(1,255)	(413)	(56)	(780)	287	(7,250)
Depreciation and amortization	(646)	(476)	(49)	(77)	(6)	(47)	(11)	(1,312)
Impairments	—	(22)	—	(131)	—	—	—	(153)
Gain on sale of assets	—	—	—	—	4	130	—	134
Equity earnings (losses), before income tax	—	—	—	—	34	(28)	—	6
Remeasurement of equity method investment	—	—	—	617	—	—	—	617
Other income (expense), net	50	32	21	(5)	2	3	29	132
Income (loss) before interest and tax(1)	1,040	589	273	716	12	(214)	(59)	2,357
Net interest (expense) income(2)	(195)	(97)	(17)	(7)	1	28	(241)	(528)
Income tax (expense) benefit	(280)	(143)	(80)	(188)	38	80	184	(389)
Equity earnings, net of income tax	—	—	3	75	—	—	—	78
Losses (earnings) attributable to noncontrolling interests	5	—	(23)	(133)	4	(1)	—	(148)
Earnings (losses)	$570	$349	$156	$463	$55	$(107)	$(116)	$1,370

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Includes interest income, interest expense and preferred dividends of subsidiary.

(3)
Includes $(870) from (unfavorable) favorable impacts from the Tax Cuts and Jobs Act of 2017, as follows, in millions: SDG&E $(28), SoCalGas $(2), Sempra Renewables $192, Sempra LNG & Midstream $133 and Parent and Other $(1,165).